EXHIBIT 4.5

                             First Industrial, L.P.
                 $200,000,000 of 7.375% Notes due March 15, 2011
                               Purchase Agreement

                                                                  March 12, 2001


CREDIT SUISSE FIRST BOSTON CORPORATION
CHASE SECURITIES INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
SALOMON SMITH BARNEY INC.
BANC OF AMERICA SECURITIES LLC
BANC ONE CAPITAL MARKETS, INC.
UBS WARBURG LLC
c/o Chase Securities Inc.
270 Park Avenue
New York, New York 10017


Ladies and Gentlemen:

     First Industrial, L.P., a Delaware limited partnership (the "Operating Partnership"), by this agreement (the "Agreement") proposes to issue and sell to the initial purchasers severally and not jointly named in Schedule II hereto (collectively, the "Initial Purchasers"), for whom Chase Securities Inc. and Credit Suisse First Boston Corporation are acting as representatives (in such capacity, the "Representatives"), the principal amount of its debt securities identified in Schedule I hereto (the "Securities"), each as specified in
Schedule I hereto.

     The sale of the Securities to the Initial Purchasers will be made without registration under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), in reliance upon an exemption therefrom. In connection with the sale of the Securities, the Operating Partnership has prepared an offering memorandum dated March 12, 2001 (including any documents incorporated by reference therein and any exhibits thereto, the "Offering Memorandum") setting forth certain information concerning the Operating Partnership, First Industrial Realty Trust, Inc., a Maryland corporation and the sole general partner of the Operating Partnership (the "Company") and the Securities, for the solicitation or purchase of, or the offering of the Securities to the Subsequent Purchasers (as defined below).

     The Securities will be issued under an indenture, dated as of May 13, 1997 (the "Original Indenture"), between the Operating Partnership and U.S. Bank Trust National Association, as trustee (the "Trustee"). The title, aggregate principal amount, rank, interest rate or formula and timing of payments thereof, stated maturity date, redemption and/or repayment provisions, sinking fund requirements and any other variable terms of the Securities shall be established by or pursuant to supplemental indenture No. 6 to the Original Indenture (as so supplemented, and as the same may be amended or further supplemented from time to time, the "Indenture") to be entered into between the Operating Partnership and the Trustee on or prior to the Closing Date (as defined in Section 3).

     The Operating Partnership understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers ("Subsequent Purchasers") at any time after the date of this Agreement. The Securities are to be offered and sold through the Initial Purchasers without being registered under the Securities Act, in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemption afforded by Rule 144A ("Rule 144A") or Regulation S ("Regulation S") of the Securities Act.

     The Initial Purchasers and their direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement, to be dated as of the Closing Date and to be substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement").

     Each of the Company and the Operating Partnership hereby severally agrees with the Initial Purchasers as follows:

     1. The Operating Partnership agrees to issue and sell the Securities to the several Initial Purchasers as hereinafter provided, and each Initial Purchaser, on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Operating Partnership the respective principal amount of Securities set forth opposite such Initial Purchaser's name in Schedule II hereto at the purchase price set forth in Schedule I hereto plus accrued interest, if any, from the date specified in Schedule I hereto to the date of payment and delivery.

     2. The Operating Partnership understands that the Initial Purchasers intend
(i) to offer their respective portions of the Securities, as soon after this Agreement has become effective as in the judgment of the Initial Purchasers is advisable, to the Subsequent Purchasers in reliance on Rule 144A or Regulation S and (ii) initially to offer the Securities upon the terms set forth in the Offering Memorandum.

     The Operating Partnership and the Company confirm that they have authorized the Initial Purchasers, subject to the restrictions set forth below, to distribute copies of the Offering Memorandum in connection with the offering of the Securities. Each Initial Purchaser hereby makes to the Operating Partnership and the Company the following representations and agreements:

     (i) it is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act; and

     (ii) (A) it will not solicit offers for, or offer to sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act ("Regulation D")) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (B) it will solicit offers for the Securities only from, and will offer the Securities only to, persons who it reasonably believes to be (1) "qualified institutional buyers" within the meaning of Rule 144A under the Securities Act or (2) non-U.S. persons outside the United States, as determined under Regulation S, to whom each Initial Purchaser reasonably believes offers and sales may be made in reliance on Regulation S.

     3. Payment for the Securities shall be made to the Operating Partnership or to its order in immediately available funds on the date and at the time and place set forth in Schedule I hereto (or at



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

such other time and place on the same or such other date, not later than the third Business Day thereafter, as you and the Operating Partnership may agree in writing). Such payment will be made upon delivery to, or to you for the respective accounts of, the Initial Purchasers of the Securities registered in such names and in such denominations as you shall request not less than two full Business Days prior to the date of delivery, with any transfer taxes payable in connection with transfer to the Initial Purchasers duly paid by the Operating Partnership. As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City or the City of Chicago. The time and date of such payment and delivery with respect to the Securities are referred to herein as the "Closing Date." The Securities will be delivered through the book entry facilities of The Depository Trust Company ("DTC") and will be made available for inspection by you by 1:00 P.M. New York City time on the Business Day prior to the Closing Date at such place in New York City as you, DTC and the Operating Partnership shall agree.

     4. The Securities shall be in such denominations and registered in such names as the Representatives may request in writing at least one full Business Day prior to the Closing Date. The Securities will be made available for examination and packaging by the Representatives in the City of New York no later than 10:00 A.M. (Eastern Time) on the Business Day prior to the Closing Date.

     5. The Company and the Operating Partnership, jointly and severally, represent and warrant to each Initial Purchaser as of the date hereof and the Closing Date that:

     (a) The Offering Memorandum is accurate in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Offering Memorandum, as amended or supplemented, if applicable, will be at the Closing Date accurate in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) The Offering Memorandum shall incorporate by reference (i) the most recent Annual Report of the Operating Partnership on Form 10-K (the "Annual Report") filed with the Securities and Exchange Commission (the "Commission"),
(ii) each Quarterly Report of the Operating Partnership on Form 10-Q and each Current Report of the Operating Partnership on Form 8-K filed with the Commission since the filing of the end of the fiscal year to which such Annual Report relates and (iii) the Annual Report of the Company on Form 10-K. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the "Exchange Act") and, when read together with the other information in the Offering Memorandum, at the time the Offering Memorandum was issued and on the Closing Date, did not and will not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (c) The Company has been duly organized and is validly existing as a corporation under and by virtue of the laws of the State of Maryland, and is in good standing with the State Department of Assessments and Taxation of Maryland. The Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under and by virtue of the Delaware Revised Uniform Limited Partnership Act. Each of First Industrial Financing Partnership, L.P. (the "Financing Partnership"), First Industrial Securities, L.P. ("Securities, L.P."), First Industrial Mortgage Partnership,



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L.P. (the "Mortgage Partnership") and First Industrial Pennsylvania Partnership,
L.P. ("FIP") (the Financing Partnership, Securities, L.P., the Mortgage Partnership and FIP are referred to collectively herein as the "Partnership Subsidiaries") has been duly organized and is validly existing as a limited partnership in good standing under and by virtue of the laws of its jurisdiction of organization. Each of First Industrial Securities Corporation ("FISC"), First Industrial Finance Corporation ("FIFC"), First Industrial Mortgage Corporation ("FIMC"), F.R. Development Services, Inc. ("FRDSI") and First Industrial Pennsylvania Corporation ("FIPC") (FISC, FIFC, FIMC, FRDSI and FIPC are referred to collectively herein as the "Corporate Subsidiaries," and the Partnership Subsidiaries and the Corporate Subsidiaries are referred to herein collectively as the "Subsidiaries"), has been duly organized and is validly existing as a corporation in good standing under and by virtue of the laws of its jurisdiction of incorporation. Other than the Subsidiaries, no entities in which the Company owns any equity securities constitute, individually or in the aggregate, a "significant subsidiary" under Rule 1-02 of Regulation S-X promulgated under the Exchange Act. The Company is the sole general partner of the Operating Partnership. FIFC is a wholly owned subsidiary of the Company and is the sole general partner of the Financing Partnership. FIMC is a wholly owned subsidiary of the Company and is the sole general partner of the Mortgage Partnership. FISC is a wholly owned subsidiary of the Company and is the sole general partner of Securities, L.P. The Operating Partnership and FISC are the only limited partners of Securities, L.P. FIPC is a wholly owned subsidiary of the Company and is the sole general partner of FIP. FRDSI is a wholly owned subsidiary of the Operating Partnership. The Operating Partnership is the sole limited partner of each Partnership Subsidiary (except for Securities, L.P.). The Company, the Operating Partnership and each of the Subsidiaries has, and at the Closing Date will have, full corporate or partnership power and authority, as the case may be, to conduct all the activities conducted by it, to own, lease or operate all the properties and other assets owned, leased or operated by it and to conduct its business in which it engages or proposes to engage as described in the Offering Memorandum and the transactions contemplated hereby and thereby. The Company and each of the Corporate Subsidiaries is, and at the Closing Date will be, duly qualified or registered to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the properties and assets owned, leased or operated by it makes such qualification or registration necessary, except where failure to obtain such qualifications or registration will not have a material adverse effect on (i) the condition, financial or otherwise, or the earnings, assets or business affairs or prospects of the Operating Partnership, Company and their Subsidiaries, taken as a whole or on the 969 in service properties owned, directly or indirectly, by the Company as of December 31, 2000 (the "Properties") taken as a whole, (ii) the issuance, validity or enforceability of the Securities or (iii) the consummation of any of the transactions contemplated by this Agreement (each a "Material Adverse Effect"), which jurisdictions of foreign qualification or registration are attached on Schedule III hereto. The Operating Partnership and each of the Partnership Subsidiaries is, and at the Closing Date will be, duly qualified or registered to do business and in good standing as a foreign limited partnership in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned, leased or operated by it makes such qualification or registration necessary, except where failure to obtain such qualifications or registration will not have a Material Adverse Effect, which jurisdictions of foreign qualification or registration are attached on Schedule III hereto. Complete and correct copies of the articles of incorporation and of the by-laws of the Company, the certificate of limited partnership and agreement of limited partnership of the Operating Partnership and the charter documents, partnership agreements and other organizational documents of the Subsidiaries and all amendments thereto as have been requested by the Initial Purchasers or their counsel have been delivered to the Initial Purchasers or their counsel;

     (d) The Securities have been duly authorized for issuance and sale in accordance with this Agreement by the Company, as general partner of the Operating Partnership, and, when issued by the Operating Partnership and authenticated and delivered by the Trustee in accordance with the terms of the


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

Indenture, and paid for by the Initial Purchasers pursuant to this Agreement, such Securities will be valid and legally binding unsecured obligations of the Operating Partnership entitled to the benefit of the Indenture and enforceable against the Operating Partnership in accordance with their respective terms, subject to (1) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (2) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission thereunder (the "TIA") and prior to the issuance of the Securities will be duly authorized, executed and delivered by the Operating Partnership and the Company, and assuming due authorization, execution and delivery thereof by the Trustee, will constitute a valid and legally binding obligation of the Operating Partnership and the Company, enforceable in accordance with its terms subject to (1) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (2) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; the Securities will conform, and the Indenture will conform, to the statements relating thereto contained in the Offering Memorandum; and the Securities are in the form contemplated by the Indenture;

     (e) As of the Closing Date, the partnership agreement of the Operating Partnership will have been duly authorized, executed and delivered by the Company, as general partner and a limited partner and the partnership agreement of each Partnership Subsidiary will have been duly authorized, validly executed and delivered by each partner thereto and (assuming in the case of the Operating Partnership the due authorization, execution and delivery of the partnership agreement by each limited partner other than the Company) each such partnership agreement will be a valid, legally binding and enforceable in accordance with its terms immediately following the Closing Date subject to (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought. All of the issued and outstanding shares of capital stock of the Company and each Corporate Subsidiary, all of the outstanding units of general, limited and/or preferred partner interests of the Operating Partnership and each Partnership Subsidiary will have been duly authorized and are validly issued, fully paid and non-assessable; and (except as described in the Offering Memorandum) will be owned directly or indirectly (except in the case of the Company and the Operating Partnership) by the Company or the Operating Partnership, as the case may be, free and clear of all security interests, liens and encumbrances, (except for pledges in connection with the loan agreements of the Company, the Operating Partnership and the Subsidiaries) and all of the partnership interests in each Partnership Subsidiary will have been duly authorized and are validly issued, fully paid, and (except as described in the Offering Memorandum) will be owned directly or indirectly by the Company or the Operating Partnership, free and clear of all security interests, liens and encumbrances (except for pledges in connection with the loan agreements of the Company, the Operating Partnership and the Subsidiaries);

     (f) The financial statements, supporting schedules and related notes included in, or incorporated by reference in, the Offering Memorandum present fairly the consolidated financial condition of the entity or entities or group presented or included therein, as of the respective dates thereof, and its consolidated results of operations and cash flows for the respective periods covered thereby, are all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Offering Memorandum. The



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financial information and data included in the Offering Memorandum present fairly the information included or incorporated by reference therein and have been prepared on a basis consistent, except as may be noted therein, with that of the financial statements, schedules and notes included or incorporated by reference in the Offering Memorandum and the books and records of the respective entity or entities or group presented or included therein. Except as otherwise noted in the Offering Memorandum, pro forma and/or as adjusted financial information included or incorporated by reference in the Offering Memorandum has been prepared in accordance with the applicable requirements of the American Institute of Certified Public Accountants ("AICPA") guidelines with respect to pro forma and as adjusted financial information, and includes all adjustments necessary to present fairly the pro forma and/or as adjusted financial condition of the entity or entities or group presented or included therein at the respective dates indicated and the results of operations and cash flows for the respective periods specified. PricewaterhouseCoopers L.L.P. (the "Accountants") who have reported on such financial statements, schedules and related notes, are independent public accountants with respect to the Company, the Operating Partnership and the Partnership Subsidiaries as required by the Securities Act;

     (g) Subsequent to the respective dates as of which information is given in the Offering Memorandum and prior to the Closing Date, (i) there has not been and will not have been, except as set forth in or contemplated by the Offering Memorandum, any change in the capitalization, long term or short term debt or in the capital stock or equity of each of the Operating Partnership and the Company or any of the Subsidiaries which would be material to the Operating Partnership, the Company and the Subsidiaries considered as one enterprise (anything which would be material to the Operating Partnership, the Company and the Subsidiaries, considered as one enterprise, being hereinafter referred to as "Material"), (ii) except as described in the Offering Memorandum, neither the Operating Partnership, the Company nor any of the Subsidiaries has incurred nor will any of them incur any liabilities or obligations, direct or contingent, which would be Material, nor has any of them entered into nor will any of them enter into any transactions, other than pursuant to this Agreement and the transactions referred to herein or as contemplated in the Offering Memorandum, which would be Material, (iii) there has not been any Material Adverse Effect,
(iv) except for regular quarterly distributions on the Company's shares of common stock, par value $0.01 per share (the "Common Stock"), and the dividends on the shares of the Company's (a) Series A Cumulative Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), (b) Depositary Shares each representing 1/100 of a share of 8 3/4 Series B Cumulative Preferred Stock (the "Series B Preferred Stock"), (c) Depositary Shares each representing 1/100 of a share of 8 5/8 Series C Cumulative Preferred Stock (the "Series C
Preferred Stock"), (d) Depositary Shares each representing 1/100 of a share of 7.95% Series D Cumulative Preferred Stock (the "Series D Preferred Stock") and
(e) Depositary Shares each representing 1/100 of a share of 7.90% Series E Cumulative Preferred Stock (the "Series E Preferred Stock") the Company has not paid or declared and will not pay or declare any dividends or other distributions of any kind on any class of its capital stock, and (v) except for distributions in connection with regular quarterly distributions on its partnership units, the Operating Partnership has not paid any distributions of any kind on such units;

     (h) Neither the Operating Partnership, the Company nor any of the Subsidiaries is, or as of the Closing Date will be, required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act");

     (i) To the knowledge of the Company or the Operating Partnership, except as set forth in the Offering Memorandum, there are no actions, suits, proceedings, investigations or inquiries, pending or, after due inquiry, threatened against or affecting the Operating Partnership, the Company or any of the Subsidiaries or any of their respective officers or directors in their capacity as such or of which any of their respective properties or assets or any Property is the subject or bound, before or by any federal or state court, commission, regulatory body,



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administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would reasonably be expected to have a Material Adverse Effect;

     (j) The Operating Partnership, the Company and each of the Subsidiaries (i) has, and at the Closing Date will have, (A) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Offering Memorandum and are in material compliance with such, and (B) complied in all material respects with all laws, regulations and orders applicable to it or its business and (ii) are not, and at the Closing Date will not be, in breach of or default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract, joint venture or partnership agreement or other agreement or instrument (collectively, a "Contract or Other Agreement") or under any applicable law, rule, order, administrative regulation or administrative or court decree to which it is a party or by which any of its other assets or properties or by which the Properties are bound or affected, except where such default, breach or failure will not, either singly or in the aggregate, have a Material Adverse Effect. To the knowledge of the Operating Partnership, the Company and each of the Subsidiaries, after due inquiry, no other party under any Material contract or other agreement to which it is a party is in default thereunder, except where such default will not have a Material Adverse Effect. Neither the Operating Partnership, the Company nor any of the Subsidiaries is, nor at the Closing Date will any of them be, in violation of any provision of its articles of incorporation, by-laws, certificate of limited partnership, partnership agreement or other organizational document, as the case may be;

     (k) No Material consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body or any other entity is required in connection with the offering, issuance or sale of the Securities hereunder except such as have been obtained under the Securities Act, the Exchange Act and the TIA and such as may be required under state securities, Blue Sky or real estate syndication laws or the by-laws, the corporate financing rule or the conflict of interests rule of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the Initial Purchasers of the Securities or such as have been received prior to the date of this Agreement;

     (l) The Company and the Operating Partnership have full corporate or partnership power, as the case may be, to enter into each of this Agreement and the Registration Rights Agreement. Each of this Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered by the Company and the Operating Partnership, constitutes a valid and binding agreement of the Company and the Operating Partnership, and assuming due authorization, execution and delivery by the Initial Purchasers, is enforceable against the Operating Partnership in accordance with the terms hereof and thereof subject to (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought. The execution, delivery and performance of each of this Agreement, the Registration Rights Agreement and the Indenture and the consummation of the transactions contemplated hereby and thereby, and compliance by each of the Company, the Operating Partnership and the Subsidiaries with its obligations hereunder and thereunder, will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets or properties of the Operating Partnership, the Company or any of the Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the certificate of incorporation, by-laws, certificate of limited partnership, partnership


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agreement or other organizational documents of the Operating Partnership, the
Company or any of the Subsidiaries, any Contract or Other Agreement to which the Operating Partnership, the Company or any of the Subsidiaries is a party or by which the Operating Partnership, the Company or any of the Subsidiaries or any of their assets or properties are bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency (foreign or domestic) or body applicable to the business or properties of the Operating Partnership, the Company or any of the Subsidiaries or to the Properties, in each case except for liens, charges, encumbrances, breaches, violations, defaults, rights to terminate or accelerate obligations, or conflicts, the imposition or occurrence of which would not have a Material Adverse Effect;

     (m) As of the Closing Date, the Operating Partnership, the Company and each of the Subsidiaries will have good and marketable title to all properties and assets described in the Offering Memorandum as owned by it, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are described in the Offering Memorandum, or such as secure the Company's loan facilities of the Operating Partnership, the Company and the Subsidiaries, or would not result in a Material Adverse Effect;

     (n) To the knowledge of the Company and the Operating Partnership: (i) no lessee of any portion of the Properties is in default under any of the leases governing such Properties and there is no event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except in each case such defaults that would not have a Material Adverse Effect; (ii) the current use and occupancy of each of the Properties complies in all material respects with all applicable codes and zoning laws and regulations, except for such failures to comply which would not individually or in the aggregate have a Material Adverse Effect; and (iii) there is no pending or threatened condemnation, zoning change, environmental or other proceeding or action that will in any material respect affect the size of, use of, improvements on, construction on, or access to the Properties except such proceedings or actions that would not have a Material Adverse Effect;

     (o) The Operating Partnership, the Company and the Partnership Subsidiaries have property, title, casualty and liability insurance in favor of the Operating Partnership, the Company or the Partnership Subsidiaries with respect to each of the Properties, in an amount and on such terms as is reasonable and customary for businesses of the type conducted by the Operating Partnership, the Company and the Partnership Subsidiaries except in such instances where the tenant is carrying such insurance or the tenant is self-insuring such risks;

     (p) Except as disclosed in the Offering Memorandum, and, except for activities, conditions, circumstances or matters that would not have a Material Adverse Effect; (i) to the knowledge of the Operating Partnership, the Company and the Subsidiaries, after due inquiry, the operations of the Operating Partnership, the Company and the Subsidiaries are in compliance with all Environmental Laws (as defined below) and all requirements of applicable permits, licenses, approvals and other authorizations issued pursuant to Environmental Laws; (ii) to the knowledge of the Operating Partnership, the Company and the Subsidiaries, after due inquiry, none of the Operating Partnership, the Company or the Subsidiaries has caused or suffered to occur any Release (as defined below) of any Hazardous Substance (as defined below) into the Environment (as defined below) on, in, under or from any Property, and no condition exists on, in, under or adjacent to any Property that could reasonably be expected to result in the incurrence of liabilities under, or any violations of, any Environmental Law or give rise to the imposition of any Lien (as defined below), under any Environmental Law; (iii) none of the Operating Partnership, the Company or the Subsidiaries has received any written notice of a claim under or pursuant to any Environmental Law or under common law pertaining to Hazardous Substances on, in, under or originating from any Property; (iv) none of the Operating Partnership, the Company or



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the Subsidiaries has actual knowledge of, or received any written notice from any Governmental Authority (as defined below) claiming, any violation of any Environmental Law or a determination to undertake and/or request the investigation, remediation, clean-up or removal of any Hazardous Substance released into the Environment on, in, under or from any Property; and (v) no Property is included or, to the knowledge of the Operating Partnership, the Company or the Subsidiaries, after due inquiry, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the "EPA"), or included on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA, and none of the Operating Partnership, the Company or the Subsidiaries has actual knowledge that any Property has otherwise been identified in a published writing by the EPA as a potential CERCLA removal, remedial or response site or, to the knowledge of the Company and its Subsidiaries, is included on any similar list of potentially contaminated sites pursuant to any other Environmental Law;

     As used herein, "Hazardous Substance" shall include any hazardous substance, hazardous waste, toxic substance, pollutant or hazardous material, including, without limitation, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCB's, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste which is subject to regulation under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. ss. 172.101, or in the EPA's List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302); "Environment" shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor and outdoor air; "Environmental Law" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss. 9601 et seq.) ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. ss. 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. ss. 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. ss. 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. ss. 2601, et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. ss. 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. ss. 1801, et seq.), and all other federal, state and local laws, ordinances, regulations, rules and orders relating to the protection of the environment or of human health from environmental effects; "Governmental Authority" shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; "Lien" shall mean, with respect to any Property, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Property; and "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing and containing a residue of any Hazardous Substance.

     None of the environmental consultants which prepared environmental and asbestos inspection reports with respect to any of the Properties was employed for such purpose on a contingent basis or has any substantial interest in the Operating Partnership, the Company or any of the Subsidiaries, and none of them nor any of their directors, officers or employees is connected with the Operating Partnership, the Company or any of the Subsidiaries as a promoter, selling agent, voting trustee, director, officer or employee.

     (q) Neither the Operating Partnership, nor any affiliate (as defined in Rule 501(b) of Regulation D) of the Company has directly, or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the offering contemplated by the Offering Memorandum or engaged in any form of general solicitation or general advertising in connection with the offering of the Securities;

     (r) Assuming the accuracy of the representation of the Initial Purchasers in Section 2 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify an indenture under the TIA;

     (s) The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act and are eligible for resale pursuant to Rule 144A under the Securities Act;

     (t) None of the Operating Partnership, the Company, the Subsidiaries or any person acting on any of their behalf (other than the Initial Purchasers, as to whom the Operating Partnership makes no representation) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

     (u) The Operating Partnership is subject to the reporting requirements of
Section 13 or Section 15(d) of the Exchange Act.

     (v) With respect to those Securities sold in reliance on Regulation S, (a) none of the Operating Partnership, the Company or the Subsidiaries or any person acting on any of their behalf (other than the Initial Purchasers, as to whom the Operating Partnership makes no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (b) each of the Operating Partnership, the Company and the Subsidiaries and any person acting on any of their behalf (other than the Initial Purchasers, as to whom the Operating Partnership makes no representation) has complied and will comply with the offering restrictions requirement of Regulation S.

     (w) The Company, the Operating Partnership and the Subsidiaries are organized and operate in a manner so as to qualify as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), and have elected to be taxed as a REIT under the Code commencing with the taxable year ending December 31, 1994. The Company, the Operating Partnership and the Subsidiaries intend to continue to qualify as a REIT for the foreseeable future;

     (x) There is no material document or contract of a character required to be described or referred to in the Offering Memorandum which is not described or referred to as required therein and the descriptions thereof or references thereto are accurate in all material respects;

     (y) None of the Operating Partnership, the Company or any of the Subsidiaries is involved in any labor dispute nor, to the knowledge of the Operating Partnership, the Company or the Subsidiaries, after due inquiry, is any such dispute threatened which would be Material;

     (z) The Operating Partnership, the Company and the Subsidiaries own, or are licensed or otherwise have the full exclusive right to use, all material trademarks and trade names which are used in or necessary for the conduct of their respective businesses as described in the Offering Memorandum. To the knowledge of the Company or the Operating Partnership, no claims have been asserted by any person to the use of any such trademarks or trade names or challenging or questioning the validity or effectiveness of any such trademark or trade name. The use, in connection with the business and operations of the Operating Partnership, the Company and the Subsidiaries, of such trademarks and trade names does not, to the Company's or the Operating Partnership's knowledge, infringe on the rights of any person;

     (aa) Each of the Operating Partnership, the Company and the Subsidiaries has filed all federal, state, local and foreign income tax returns which have been required to be filed (except in any case in which the failure to so file would not result in a Material Adverse Effect) and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing would otherwise be delinquent, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith and except in any case in which the failure to so pay would not result in a Material Adverse Effect;

     (bb) The Operating Partnership and each of the Partnership Subsidiaries is properly treated as a partnership for federal income tax purposes and not as a "publicly traded partnership";

     (cc) No relationship, direct or indirect, exists between or among the Company, the Operating Partnership or the Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, the Operating Partnership or the Subsidiaries on the other hand, which is required by the Exchange Act to be described in any document required to be filed with the Commission under the Exchange Act which is not so described;

     (dd) The Company and the Operating Partnership have not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities, and the Company and the Operating Partnership have not distributed and have agreed not to distribute any offering memorandum or other offering material in connection with the offering and sale of the Securities other than the Offering Memorandum or other material permitted by the Securities Act (which were disclosed to you and your counsel);

     (ee) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets, financial and corporate books and records is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

     (ff) Any certificate or other document signed by any officer or authorized representative of the Operating Partnership, the Company or any Subsidiary, and delivered to the Initial Purchasers or to counsel for the Initial Purchasers in connection with the sale of the Securities shall be deemed a representation and warranty by such entity or person, as the case may be, to each Initial Purchaser as to the matters covered thereby; and

     (gg) The Securities will have an investment grade rating from one or more nationally recognized statistical rating organization at each applicable Representation Date as specified in Schedule I hereto.

     6. Each of the Company and the Operating Partnership covenants and agrees with each Initial Purchaser as follows:

     (a) In respect of the offering of the Securities, the Operating Partnership will (i) prepare an Offering Memorandum setting forth the aggregate principal amount of Securities covered thereby and their terms, the names of the Initial Purchasers participating in the offering and the aggregate principal amount of Securities which each severally has agreed to purchase, the price at which the Securities are to be purchased by the Initial Purchasers from the Operating Partnership, the initial offering price to the Subsequent Purchasers, the selling concession and reallowance, if any, and such other information as the Initial Purchasers and the Operating Partnership deem appropriate in connection with the offering of the Securities and (ii) furnish copies of the Offering Memorandum to the Initial Purchasers as you shall specify in New York City prior to 10:00 A.M., New York City time, as soon as practicable after the date of this Agreement in such quantities as you may reasonably request;

     (b) At any time when the Offering Memorandum is delivered in connection with sales of Securities, the Operating Partnership will advise you promptly and, if requested by you, confirm such advice in writing of the happening of any event which makes any statement of a material fact made in the Offering Memorandum untrue or which requires the making of any additions to or changes in the Offering Memorandum in order to make the statements therein not misleading;

     (c) The Operating Partnership will furnish to you without charge, such number of copies of the Offering Memorandum and of each amendment or supplement to it, including all exhibits and documents incorporated by reference, as you may reasonably request;

     (d) The Operating Partnership will not amend or supplement the Offering Memorandum if you have not been previously advised or if you or counsel for the Initial Purchasers reasonably object to such amendment or supplement;

     (e) If, at any time prior to the completion of the initial placement of the Securities, any event shall occur as a result of which, in the opinion of counsel for the Initial Purchasers, it becomes necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with any law, the Operating Partnership will forthwith prepare an appropriate amendment or supplement to the Offering Memorandum (in form and substance reasonably satisfactory to counsel for the Initial Purchasers) so that the statements in the Offering Memorandum, as so amended or supplemented, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when it is so delivered, not misleading, or so that the Offering Memorandum will comply with any law, and to furnish to each Initial Purchaser and to such dealers as you shall specify, such number of copies thereof as such Initial Purchaser or dealers may reasonably request;

     (f) The Operating Partnership will use its best efforts, in cooperation with the Initial Purchasers, to qualify, register or perfect exemptions for the Securities for offer and sale by the several Initial Purchasers to qualified institutions under the applicable state securities, Blue Sky and real estate syndication laws of such jurisdictions as you may reasonably request; provided, however, the Operating Partnership will not be required to qualify as a foreign limited partnership, file a general consent to service of process in any such jurisdiction, subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject, or provide any undertaking or make any change in its partnership agreement that the general partner of the Operating Partnership reasonably determines to be contrary to the best interests of the Operating Partnership and its unitholders. In each jurisdiction in which the Securities have been so qualified or registered, the Operating Partnership will use all reasonable efforts to file such statements and reports as may be required by the laws of such jurisdiction, to continue such qualification or registration in effect for so long a period as the Initial Purchasers may reasonably request for the distribution of the Securities and to file such consents to service of process or other documents as may be necessary in order to effect such qualification or registration; provided, however, the Operating Partnership will not be required to qualify as a foreign limited partnership, file a general consent to service of process in any such jurisdiction, subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject, or provide any undertaking or make any change in its partnership agreement that the general partner of the Operating Partnership reasonably determines to be contrary to the best interests of the Operating Partnership and its unitholders;

     (g) During the period beginning on the date hereof and continuing to and including the Business Day following the Closing Date, the Operating Partnership shall not to offer, sell, contract to sell or otherwise dispose of any debt securities of or guaranteed by the Operating Partnership or the Company which are substantially similar to the Securities without the prior written consent of the Initial Purchasers;

     (h) During the period of five years after the date of this Agreement, the Company and the Operating Partnership will furnish to you as soon as available
(x) a copy of each regular and periodic report, financial statement or other publicly available information of the Operating Partnership, the Company and any Subsidiary mailed to the holders of the Securities or filed with the Commission or any securities exchange and (y) such other publicly available information concerning the Operating Partnership, the Company and any Subsidiary as you may reasonably request;

     (i) During the period when the Securities are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, to file all documents required to be filed by it with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act;

     (j) The Operating Partnership will pay all costs, expenses, fees and taxes incident to (i) the preparation, printing, and distribution of the Offering Memorandum and all amendments and supplements thereto prior to or during the period specified in Section 6(e) and the Registration Rights Agreement, (ii) the printing and delivery of this Purchase Agreement, the Registration Rights Agreement, the Indenture, any Supplemental Indentures and any Blue Sky Memorandum, (iii) the qualification or registration of the Securities for offer and sale under certain limited securities, Blue Sky or real estate syndication laws of certain states in accordance with Section 6(f) hereof, (iv) the fee of and the filings and clearance, if any, with the NASD in connection with the offering of Securities, (v) the fees charged by nationally recognized statistical rating organizations for the rating of the Securities, (vi) furnishing such copies of the Offering Memorandum and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Securities by the Initial Purchasers or by dealers to whom Securities may be sold, (vii) the preparation, issuance and delivery of certificates for the Securities to the Initial Purchasers, (viii) the costs and charges of any transfer agent or registrar, (ix) the costs and expenses of the Trustee under the Indenture, including the fees and disbursements of counsel for the Trustee, (x) any expenses incurred by the Operating Partnership in connection with a "road show" or other marketing presentation to potential investors, (xi) any transfer taxes imposed on the sale by the Operating Partnership of the Securities to the Initial Purchasers, (xii) the fees and disbursements of the Operating Partnership's counsel and accountants and (xiii) the fees and expenses of DTC;

     (k) The Operating Partnership agrees that it will not and will cause its Affiliates not to solicit, directly or indirectly, any offer to buy or make any offer or sale of, or otherwise negotiate in respect of, securities of the Operating Partnership of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Operating Partnership to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise;

     (l) The Operating Partnership and the Company will not solicit any offer to buy or offer to sell Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D;

     (m) The Operating Partnership will use its best efforts to do and perform all things required to be done and performed under this Agreement by the Operating Partnership prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Securities;

     (n) The Operating Partnership will use the net proceeds received by it from the sale of the Securities in the manner specified in the Offering Memorandum under "Use of Proceeds";

     (o) The Operating Partnership will use its best efforts to continue to qualify as a REIT under Sections 856 through 860 of the Code unless the Operating Partnership's general partner determines that it is no longer in the best interests of the Operating Partnership to be so qualified;

     (p) To take all reasonable action necessary to enable Standard & Poor's Corporation ("S&P"), Moody's Investors Service, Inc ("Moody's"), Fitch Investors Services, L.P. or any other nationally recognized rating organization to provide their respective credit ratings of the Securities, as specified in Schedule I hereto;

     (q) The Operating Partnership and the Company will execute a supplemental indenture (a "Supplemental Indenture") designating each series of debt securities to be offered and its related terms and provisions in accordance with the provisions of the Indenture;

     (r) The Operating Partnership will cooperate with the Representatives and use commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC; and

     (s) The Operating Partnership will comply with all of the terms and conditions of the Registration Rights Agreement.

     7. The several obligations of the Initial Purchasers hereunder shall be subject to the performance by the Company and the Operating Partnership of their respective obligations hereunder and to the following conditions:

     (a) On the Closing Date, the Operating Partnership shall have executed and delivered the Registration Rights Agreement, substantially in the form attached hereto as Exhibit A.

     (b) all the representations and warranties of the Company and the Operating Partnership contained in this Agreement shall be true and correct, in all material respects, on the Closing Date, with the same force and effect as if made on and as of the Closing Date and the Company and the Operating Partnership shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

     (c) subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or the Operating Partnership by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

     (d) since the date as of which information is given in the Offering Memorandum there shall not have been any material change in the capital stock, partners' equity or long-term debt of the Company, the Operating Partnership or any of the Subsidiaries on a consolidated basis, except as described or contemplated in the Offering Memorandum, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, properties, financial position, stockholders' equity, partners' equity or results of operations of the Company, the Operating Partnership and the Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Offering Memorandum, the effect of which in your judgment makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Offering Memorandum and/or the Indenture; and other than as set forth in the Offering Memorandum, no proceedings shall be pending or, to the knowledge of the Company or the Operating Partnership, after due inquiry, threatened against the Operating Partnership or the Company or any Property before or by any federal, state or other commission, board or administrative agency, where an unfavorable decision, ruling or finding could reasonably be expected to result in a Material Adverse Effect;

     (e) you shall have received on and as of the Closing Date a certificate signed by the President or Chief Executive Officer of the Company and the Chief Financial or Accounting Officer of the Company, in their capacities as officers of the Company, on behalf of the Company for itself and as general partner of the Operating Partnership, satisfactory to you to the effect set forth in subsections (b) through (d) of this Section and to the further effect that there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, properties, financial position, stockholders' equity, partners' equity or results of operations of the Operating Partnership, the Company and the Subsidiaries taken as a whole from that set forth or contemplated in the Offering Memorandum;

     (f) you shall have received on the Closing Date, an opinion or opinions (satisfactory to you and counsel for the Initial Purchasers), dated the Closing Date, of Cahill Gordon & Reindel, counsel for the Company and the Operating Partnership, to the effect that:

     (i) Each of the Company and each Corporate Subsidiary is duly qualified or registered as a foreign corporation to transact business and is in good standing in each jurisdiction identified with an asterisk in Schedule III hereto.

     (ii) The Operating Partnership and each of the Partnership Subsidiaries has been duly formed and is validly existing as a limited partnership in good standing under the laws of its state of organization. The Operating Partnership and each of the Partnership Subsidiaries has all requisite partnership power and authority to own, lease and operate its properties and other assets, to conduct the business in which it is engaged and proposes to engage, in each case, as described in the

Offering Memorandum, and the Operating Partnership has the partnership power to enter into and perform its obligations under this Agreement and the Indenture. The Operating Partnership and each of the Partnership Subsidiaries is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction identified with an asterisk in Schedule III hereto.

     (iii) To the knowledge of such counsel, none of the Company, the Operating Partnership, the Financing Partnership, Securities, L.P., FIFC or FISC is in violation of or default under its charter, by-laws, certificate of limited partnership or partnership agreement, as the case may be, and none of such entities is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any document (as in effect on the date of such opinion) listed as an exhibit to each of the Company's and the Operating Partnership's Annual Report on Form 10-K, as amended, if applicable, and the Operating Partnership's three most recent Quarterly Reports on Form 10-Q, as amended, if applicable, to which such entity is a party or by which such entity may be bound, or to which any of the property or assets of such entity or any Property is subject to or bound by (it being understood that (i) such counsel need express no opinion with respect to matters relating to any contract, indenture, mortgage, loan agreement, note, lease, joint venture or partnership agreement or other instrument or agreement relating to the acquisition, transfer, operation, maintenance, management or financing of any property or assets of such entity or any other Property and (ii) such counsel may assume compliance with the financial covenants contained in any such document), except in each case for violations or defaults which in the aggregate are not reasonably expected to have a Material Adverse Effect.

     (iv) This Agreement and was duly and validly authorized, executed and delivered by each of the Company and the Operating Partnership. The Registration Rights Agreement was duly and validly authorized, executed and delivered by the Operating Partnership.

     (v) The issuance of the Securities has been duly authorized by the Company on behalf of the Operating Partnership, and when executed and authenticated by the Trustee in accordance with the terms of the Indenture, and delivered to, and paid for by, the Initial Purchasers in accordance with the terms of this Agreement, such Securities will constitute valid and legally binding obligations of the Operating Partnership entitled to the benefits provided for in the Indenture, enforceable against the Operating Partnership in accordance with their terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at equity or law).

     (vi) The Registration Rights Agreement has been duly and validly authorized, executed and delivered by the Operating Partnership, and assuming due authorization, execution and delivery thereof by Chase, will constitute a valid and legally binding agreement of the Operating Partnership, enforceable against Operating Partnership in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (vii) The Indenture has been duly and validly authorized, executed and delivered by the Operating Partnership, and assuming due authorization, execution and delivery thereof by the Trustee, will constitute a valid and legally binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at equity or law); and the Indenture meets the requirements for qualification under the TIA.

     (viii) The Indenture and the Securities conform in all material respects to the descriptions thereof in the Offering Memorandum under the caption "Description of Notes." The Securities are in the form contemplated by the Indenture.

     (ix) The execution and delivery of this Agreement, the Registration Rights Agreement and the Indenture, the issuance and sale of the Securities and the performance by the Company and the Operating Partnership of their respective obligations under the Securities, this Agreement, the Registration Rights and the Indenture and the consummation of the transactions herein and therein contemplated will not require, to such counsel's knowledge, any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except such as may be required under the Securities Act, the TIA and the state securities, Blue Sky or real estate syndication laws in connection with the purchase and distribution of the Securities by the Initial Purchasers) and did not and do not conflict with or constitute a breach or violation of or default under: (1) any document (as in effect on the date of such opinion) listed as an exhibit to, each of the Company's and the Operating Partnership's Annual Report on Form 10-K, as amended, if applicable, and the Operating Partnership's three most recent Quarterly Reports on Form 10-Q, as amended, if applicable, to which any such entity is a party or by which it or any of them or any of their respective properties or other assets may be bound or subject and of which such counsel is aware (it being understood that (i) such counsel need express no opinion with respect to matters relating to any contract, indenture, mortgage, loan agreement, note lease, joint venture or partnership agreement or other instrument or agreement relating to the acquisition, transfer, operation, maintenance, management or financing of any property or assets of such entity or any other Property and (ii) such counsel may assume compliance with the financial covenants contained in any such document); (2) the certificate of limited partnership or partnership agreement, as the case may be, of the Operating Partnership, the Financing Partnership, and Securities, L.P. or the articles of incorporation or bylaws, as the case may be, of the Company, FIFC or FISC; (3) any applicable law, rule or administrative regulation, except in each case for conflicts, breaches, violations or defaults that in the aggregate would not have a Material Adverse Effect.

     (x) To the knowledge of such counsel, no Material authorization, approval, consent or order of any court or governmental authority or agency or any other entity is required in connection with the offering, issuance or sale of the Securities hereunder, except such as may be required under the Securities Act, the TIA or the by-laws, corporate financing rule and conflict of interest rule of the NASD, or state securities, blue sky or real estate syndication laws, or such as have been received prior to the date of such opinion.

     (xi) The documents filed pursuant to the Exchange Act and incorporated by reference in the Offering Memorandum (other than the financial statements and supporting schedules therein and other financial data, as to which no opinion need be rendered), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

     (xii) Each of the Initial Purchasers is receiving good, valid and marketable title to the Securities, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims and equities if the Initial Purchasers acquire such Securities in good faith and without notice of any such security interests, mortgages, pledges, liens, encumbrances, claims or equities.

     (xiii) The information in the Offering Memorandum under "Description of the Notes," "Certain United States Federal Income Tax Considerations," "Exchange Offer; Registration Rights," and "Risk Factors," to the extent that it constitutes statements of law, descriptions of statutes, rules or regulations, or summaries of documents or legal conclusions, has been reviewed by us and is correct in all material respects and presents fairly the information required to be disclosed therein.

     (xiv) Assuming the correctness of the representations and warranties herein and the compliance with the agreements herein of the Operating Partnership and the Initial Purchasers, the offer and sale of the Securities to the Initial Purchasers and the initial resale of the Securities by the Initial Purchaser in accordance with Sections 2 and 8 of this Agreement to each Subsequent Purchaser solely in the manner and under the circumstances contemplated by this Agreement and the Offering Memorandum are exempt from the registration requirements of the Securities Act.

     (xv) To such counsel's knowledge, the descriptions of material documents and contracts in the Offering Memorandum and all references thereto are accurate in all material respects.

     (xvi) The partnership agreement of each of the Operating Partnership, Securities, L.P. and the Financing Partnership has been duly authorized, validly executed and delivered by each of the Company and the Subsidiaries, to the extent they are parties thereto, and is valid, legally binding and enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (xvii) None of the Company, the Corporate Subsidiaries or the Partnership Subsidiaries is required to be registered as an investment company under the Investment Company Act of 1940, as amended.

     In addition, Cahill Gordon & Reindel shall state that it has participated in conferences with officers and other representatives of the Company, the Operating Partnership and the Subsidiaries, representatives of the independent public accountants for the Company and the Operating Partnership and the Subsidiaries and representatives of the Initial Purchasers at which the contents of the Offering Memorandum and related matters were discussed. On the basis thereof, but without independent verification by such counsel of, and without passing upon or assuming any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Memorandum or any amendments or supplements thereto, no facts have come to the attention of such counsel that lead them to believe that the Offering Memorandum, including the documents incorporated therein by reference as of its date or at the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements, schedules and other financial and statistical data included in the Offering Memorandum.

     In giving its opinion, such counsel may rely (i) as to all matters of fact, upon certificates and written statements of officers, directors, partners and employees of and accountants for each of the Company, the Operating Partnership, the Corporate Subsidiaries and the Partnership Subsidiaries, (ii) as to matters of Maryland law, on the opinion of McGuire Woods LLP, Baltimore, Maryland, which opinion shall be in form and substance reasonably satisfactory to counsel for the Initial Purchasers, (iii) as to matters of Illinois law, on the opinion of Barack Ferrazzano Kirschbaum Perlman & Nagelberg,

Chicago, Illinois, which opinion shall be in form and substance reasonably satisfactory to counsel for the Initial Purchasers, and (iv) as to the good standing and qualification of the Company, the Operating Partnership, the Corporate Subsidiaries and the Partnership Subsidiaries to do business in any state or jurisdiction, upon certificates of appropriate government officials or opinions of counsel in such jurisdictions. Counsel need express no opinion (A) as to the enforceability of forum selection clauses in the federal courts or (B) with respect to the requirements of, or compliance with, any state securities or "Blue Sky" or real estate syndication laws;

     (g) You shall have received on the Closing Date, an opinion (satisfactory to you and counsel for the Initial Purchasers), dated the Closing Date, of McGuire Woods LLP, special Maryland counsel for the Company, to the effect that:

     (i) Each of the Company and the Corporate Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation.

     (ii) Each of the Company and the Corporate Subsidiaries has corporate power and authority to own, lease and operate its properties and other assets and to conduct the business in which it is engaged or proposes to engage, in each case, as described in the Offering Memorandum, and the Company has the corporate power and authority to enter into and perform its obligations under this Agreement and the Indenture.

     (iii) The issuance of Securities have been duly authorized by the Company on behalf of the Operating Partnership.

     (iv) Each of this Agreement, the Registration Rights Agreement and the Indenture was duly and validly authorized by the Company, on behalf of itself, if applicable, and the Operating Partnership.

     (v) The execution and delivery of this Agreement, the Registration Rights Agreement and the Indenture, the performance of the obligations and the consummation of the transaction set forth herein and therein by the Company will not require, to the knowledge of such counsel, any consent, approval, authorization or other order of any Maryland court, regulatory body, administrative agency or other governmental body (except as such may be required under the Securities Act or other securities laws) and did not and does not conflict with or constitute a breach or violation of or default under: (A) the charter or by-laws, as the case may be, of the Company; and (B) any applicable Maryland law, rule or administrative regulation or any order or administrative or court decree of which such counsel is aware, except in each case for conflicts, breaches, violations or defaults that in the aggregate would not have a Material Adverse Effect.

     (vi) To the knowledge of such counsel, no Material authorization, approval, consent or order of any Maryland court, governmental authority, agency or other entity is required in connection with the offering, issuance or sale of the Securities hereunder, except such as may be required under Maryland securities, blue sky or real estate syndication laws.

     (vii) The Company and each of the Corporate Subsidiaries was authorized to enter into the partnership agreement of each Partnership Subsidiary for which the Company or such Corporate Subsidiary, as the case may be, is the general partner, if applicable.

     (h) You shall have received on the Closing date, an opinion (satisfactory to you and counsel for the Initial Purchasers), dated the Closing Date, of Barack Ferrazzano Kirschbaum Perlman & Nagelberg, special Illinois counsel for the Company, to the effect that:

     (i) To the knowledge of such counsel, none of the Company or the Operating Partnership, FIMC, the Mortgage Partnership, FIPC or FIP is in violation of, or default in connection with the performance or observance of any obligation, agreement, covenant or condition contained in any or all of (1) that certain Unsecured Revolving Credit Agreement, dated as of June 30, 2000, among the Operating Partnership, as Borrower, the Company, as General Partner, Bank One, NA, UBS AG, Stamford Branch, Banc of America, N.A., and certain other banks, as Lenders, Bank One, NA, as Administrative Agent, UBS Warburg LLC, as Syndication Agent, Banc of America, N.A., as Documentation Agent and Wachovia Bank, N.A., as Managing Agent; and (2) that certain Loan Agreement, dated as of December 29, 1995, by and between Nomura Asset Capital Corporation as Lender, and the Mortgage Partnership, as Borrower (all such indebtedness collectively, the "Credit Documents"), except in each case for defaults that, in the aggregate, are not reasonably expected to have a Material Adverse Effect.

     (ii) The execution and delivery of this Agreement and the Indenture and the performance of the obligations set forth herein and therein by the Company and the Operating Partnership did not and do not conflict with, or constitute a breach or violation of, or default under: (A) any or all of the Credit Documents; (B) any applicable law, rule or administrative regulation of the federal government (or agency thereof) of the United States; or (C) any order or administrative or court decree issued to or against, or concerning any or all of the Company or the Operating Partnership, the Mortgage Partnership, FIMC, FIPC or FIP, of which, in the cases of clauses (B) and (C) above, such counsel is aware, except in each case for conflicts, breaches, violations or defaults that, in the aggregate, would not have a Material Adverse Effect.

     (iii) To the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened that do, or are likely to, have a Material Adverse Effect.

     (iv) The information in the Company Annual Report of Form 10-K under the footnotes to Item 2 "The Properties--Detailed Property Listing" and Note 5 to the Company's Consolidated Financial Statements to the extent that it constitutes statements of law, descriptions of statutes, summaries of principal financing terms of Credit Documents or legal conclusions, has been reviewed by such counsel and is correct in all material respects and presents fairly the information disclosed therein.

     (i) You shall have received on the Closing Date, an opinion (satisfactory to you and counsel for the Initial Purchasers), dated the Closing Date, of Cahill Gordon & Reindel, counsel for the Company and the Operating Partnership, to the effect that:

          We are of the opinion that, commencing with the Company's taxable year ended on December 31, 1994, the Company has been organized in conformity with the requirements for qualification as a REIT under the Code and the Company's method of operation, as described in the Offering Memorandum and as set forth in the Certificate has enabled it to meet the requirements for qualification as a REIT under the Code and, provided that the Company continues to satisfy the applicable asset composition, source of income, shareholder diversification, distribution, recordkeeping and other requirements of the Code necessary to qualify as a REIT, it will continue to so qualify.

     (j) On the date hereof, the Accountants shall have furnished to the Initial Purchasers a letter, dated the date of its delivery, addressed to the Initial Purchasers and in form and substance satisfactory to the Initial Purchasers (and to its counsel), confirming that they are independent public accountants with respect to the Operating Partnership, the Company and the Subsidiaries as required by the Securities Act and with respect to the financial and other statistical and numerical information contained in the Offering Memorandum and containing statements and information of the type ordinarily included in accountants' "comfort letters" as set forth in the AICPA's Statement on Auditing Standards 72. At the Closing Date, the Accountants shall have furnished to the Initial Purchasers a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from it, that nothing has come to its attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than five days prior to the Closing Date, which would require any change in its letter dated the date hereof if it were required to be dated and delivered at the Closing Date;

     (k) You shall have received on the Closing Date an opinion, dated the Closing Date, of Clifford Chance Rogers & Wells LLP ("Clifford Chance Rogers & Wells"), counsel for the Initial Purchasers, as to the matters referred to in clause (i) (with respect to the Company only) of Section 7(g) and clauses (ii) (with respect to the Operating Partnership and the first sentence only), (iv),
(v), (vi), (vii), (viii) and (xiv) of Section 7(f) and in addition, Clifford Chance Rogers & Wells shall make statements similar to those contained in the first paragraph following Section 7(f)(xvii) hereto and shall be entitled to rely on those persons described in the second paragraph following Section 7(f)(xvii) hereto with respect to the matters described therein.

     (l) At the Closing Date, the Securities shall have the ratings accorded by any "nationally recognized statistical organization," as defined by the Commission for purposes of Rule 436(g)(2) under the Act if and as specified in
Schedule I hereto, and the Operating Partnership shall have delivered to the Representatives a letter, dated as of such date, from each such rating organization, or other evidence satisfactory the Representatives, confirming that the Securities have such ratings. Since the date hereof, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company's securities or the Operating Partnership's other securities by any such rating organization, and no such rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Company's securities or the Operating Partnership's other securities.

     (m) At the Closing Date, counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities, as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Operating Partnership and the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Initial Purchasers and counsel for the Initial Purchasers.

     The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to you and to Clifford Chance Rogers & Wells, counsel for the Initial Purchasers.

     8. Each of the Initial Purchasers and the Operating Partnership hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

     (a) Offers, sales and deliveries of the Securities shall only be made (x) to persons whom the offeror or seller reasonably believes to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) or (y) non-U.S. persons outside the United States, as defined in Regulation S under the Securities Act, to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S under the Securities Act. Each Initial Purchaser agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions.

     (i) No general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) will be used in the United States in connection with the offering or sale of the Securities.

     (ii) In the case of a non-bank Subsequent Purchaser of a Security acting as a fiduciary for one or more third parties, each such third party shall, in the judgment of the applicable Initial Purchaser, be a Qualified Institutional Buyer or a non-U.S. person outside the United States.

     (iii) Each Initial Purchaser will take reasonable steps to inform, and cause each of its U.S. Affiliates to take reasonable steps to inform, persons acquiring Securities from such Initial Purchaser or affiliate, as the case may be, in the United States that the Securities (a) have not been and will not be registered under the Securities Act, (b) are being sold to them without registration under the Securities Act in reliance on Rule 144A or in accordance with another exemption from registration under the Securities Act, as the case may be, and (c) may not be offered, sold or otherwise transferred except (1) to the Operating Partnership, (2) outside the United States in accordance with Regulation S, or (3) inside the United States in accordance with (x) Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) pursuant to another available exemption from registration under the Securities Act.

     (iv) No sale of the Securities to any one Subsequent Purchaser will be for less than U.S. $1,000 principal amount and no Security will be issued in a smaller principal amount. If the Subsequent Purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least U.S. $100,000 principal amount of the Securities.

     (v) The transfer restrictions and the other provisions set forth in the Offering Memorandum under the heading "Notice to Investors," including the legend required thereby, shall apply to the Securities except as otherwise agreed by the Operating Partnership and the Initial Purchasers.

     (vi) Each Initial Purchaser will deliver to each Subsequent Purchaser of the Securities, in connection with its original distribution of the Securities, a copy of the Offering Memorandum, as amended and supplemented at the date of such delivery, if required by applicable law.

     (b) The Operating Partnership covenants with each Initial Purchaser as follows:

     (i) The Operating Partnership agrees that, in order to render the Securities eligible for resale pursuant to Rule 144A under the Securities Act, while any of the Securities remain outstanding, it will make available, upon request, to any holder of Securities or prospective purchasers of

Securities the information specified in Rule 144A(d)(4), unless the Operating Partnership furnishes information to the Commission pursuant to Section 13 or 15(d) of the Exchange Act; and

     (ii) Until the expiration of two years after the original issuance of the Securities, the Operating Partnership will not, and will cause its Affiliates not to, purchase or agree to purchase or otherwise acquire any Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the Securities Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker's transactions), unless such repurchased Securities are promptly retired.

     (c) Each Initial Purchaser understands that the Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. Each Initial Purchaser severally represents and agrees that it has offered and sold Securities and will offer and sell Securities (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commences and the Closing Date, only in accordance with Rule 903 of Regulation S, or another applicable exemption from the registration provisions of the Securities Act or Rule 144A under the Securities Act. Accordingly, neither the Initial Purchasers, their affiliates nor any persons acting on their behalf have engaged or will engage in any directed selling efforts with respect to Securities, and the Initial Purchasers, their affiliates and any person acting on their behalf have complied and will comply with the offering restriction requirements of Regulation S. Each Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities (other than a sale of Securities pursuant to Rule 144A) it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it or through it during the restricted period a confirmation or notice to substantially the following effect:

     "The Securities covered hereby have not been registered under the Securities Act and may not be offered or sold within the United States or to or for the account or benefit of U.S. persons (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commenced and the date of closing, except in either case in accordance with Regulation S, Rule 144A under the Securities Act or another exemption from the registration requirements of the Securities Act. Terms used above have the meaning given to them by Regulation S."

     Terms used in the above paragraph have the meanings given to them by Regulation S.

     (d) Each Initial Purchaser severally represents and agrees that it has not entered and will not enter into any contractual arrangements with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Operating Partnership.

     9. The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including without limitation the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (as amended or supplemented if the Company or the Operating Partnership shall have furnished any amendments or supplements thereto) or any preliminary offering memorandum, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company or the Operating Partnership in writing by such Initial Purchaser through you expressly for use therein; provided, that the foregoing indemnity with respect to any preliminary offering memorandum shall not inure to the benefit of any Initial Purchaser (or to the benefit of the person controlling such Initial Purchaser) from whom the person asserting any such losses, claims, damages or liabilities purchased Securities if such untrue statement or omission or alleged untrue statement or omission made in such preliminary offering memorandum supplement is eliminated or remedied in the Offering Memorandum (as amended or supplemented if the Company or the Operating Partnership shall have furnished any amendments or supplements thereto) and, if required by law, a copy of the Offering Memorandum (as so amended or supplemented) shall not have been furnished to such person at or prior to the written confirmation of the sale of such Securities to such person.

     Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company and the Operating Partnership, and the Company's and the Operating Partnership's officers and directors and each person who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Operating Partnership to each Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished to the Company and the Operating Partnership in writing by such Initial Purchaser through you expressly for use in the Offering Memorandum, any amendment or supplement thereto, or any preliminary offering memorandum. For purposes of this Section 9, the only written information furnished by the Initial Purchasers to the Company expressly for use in the Offering Memorandum is the name of the Initial Purchasers on the front cover and in the "Plan of Distribution" section, the second paragraph following the table in the "Plan of Distribution" section and the last two paragraphs in the "Plan of Distribution" section.

     If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Initial Purchasers and such control persons of Initial Purchasers shall be designated in writing by the Representatives and any such separate firm for the Company, the Operating Partnership, their directors, officers and such control persons of the Company and the Operating Partnership or authorized representatives shall be designated in writing by the Company or the Operating Partnership. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. If it is ultimately determined that an Indemnified Person was not entitled to indemnification hereunder, such Indemnified Person shall be responsible for repaying or reimbursing the Indemnifying Person for any amounts so paid or incurred by such Indemnifying Person pursuant to this paragraph. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

     If the indemnification provided for in the first and second paragraphs of this Section 9 is unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (a) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Initial Purchasers on the other hand from the offering of the Securities or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company and the Operating Partnership on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Securities (before deducting expenses) received by the Company and the Operating Partnership and the total discounts and the commissions received by the Initial Purchasers bear to the aggregate public offering price of the Securities. The relative fault of the Company and the Operating Partnership on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Operating Partnership on the one hand or by the Initial Purchasers on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Operating Partnership and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it were offered exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 9 are several in proportion to the respective principal amounts of Securities set forth opposite their names in Schedule II hereto, and not joint,

     The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     The indemnity and contribution agreements contained in this Section 9 and the representations, warranties and covenants of the Company and the Operating Partnership set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Initial Purchaser or any person controlling any Initial Purchaser or by or on behalf of the Company, its officers or directors or any other person controlling the Company or the Operating Partnership and (c) acceptance of and payment for any of the Securities.

     10. Notwithstanding anything herein contained, this Agreement may be terminated in your absolute discretion by notice given to the Operating Partnership, if after the execution and delivery of this Agreement and prior to the Closing Date (a) the Company and the Operating Partnership shall have failed, refused or been unable, at or prior to the Closing Date, to perform any agreements on its part to be performed hereunder, (b) any other conditions to the Initial Purchasers' obligations hereunder are not fulfilled, (c) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (d) trading of any securities of or guaranteed by the Company and the Operating Partnership shall have been suspended on any exchange or in any over-the-counter market, (e) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities; or (f) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, in your judgment, makes it impracticable to market the Securities on the terms and in the manner contemplated in the Offering Memorandum.

     11. If, on the Closing Date, any one or more of the Initial Purchasers shall fail or refuse to purchase Securities which it or they have agreed to purchase under this Agreement, and the aggregate principal amount of Securities, which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities, the other Initial Purchaser or Initial Purchasers shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as the non-defaulting Initial Purchasers may specify, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 11 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Initial Purchaser. If, on the Closing Date, any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased, and arrangements satisfactory to the Initial Purchasers and the Operating

Partnership for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Operating Partnership. In any such case either you or the Company and the Operating Partnership shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

     12. If this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of the Company and the Operating Partnership to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company and the Operating Partnership shall be unable to perform their obligations under this Agreement or any condition of the Initial Purchasers' obligations cannot be fulfilled, the Company and the Operating Partnership agree to reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement or the offering of Securities contemplated hereunder and the Company and the Operating Partnership shall then be under no further liability to any Initial Purchasers pursuant to this Agreement except as provided in Sections 6(m) and 9 of this Agreement.

     13. This Agreement shall inure to the benefit of and be legally binding upon the Company, the Operating Partnership, the Initial Purchasers, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

     14. Any action by the Initial Purchasers hereunder may be taken by you jointly or by the Representatives alone on behalf of the Initial Purchasers, and any such action taken by you jointly or by the Representatives alone shall be binding upon the Initial Purchasers. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Initial Purchasers, c/o Chase Securities Inc., 270 Park Avenue, New York, New York 10017 Attention: Syndicate Department, with a copy to Clifford Chance Rogers & Wells LLP, 200 Park Avenue, New York, New York 10166, Attention: Robert E. King, Jr., Esq. Notices to the Company shall be given to it at First Industrial Realty Trust, Inc., 311 South Wacker Drive, Suite 4000, Chicago, Illinois, 60606, Attention: Michael W. Brennan, with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York, 10005, Attention: Gerald S. Tanenbaum, Esq.

     15. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

     16. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

                        Very truly yours,

                        FIRST INDUSTRIAL REALTY TRUST, INC.


                        By: /s/ Johannson Yap
                            ---------------------------------------------------
                             Name:   Johannson Yap
                             Title:  Chief Investment Officer


                        FIRST INDUSTRIAL, L.P.

                        By: First Industrial Realty Trust, Inc., as its sole general partner


                        By:  /s/ Johannson Yap
                            ---------------------------------------------------
                             Name:   Johannson Yap
                             Title:  Chief Investment Officer





Accepted:         March 12, 2001

CHASE SECURITIES INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
MERRILL LYNCH, PIERCE FENNER & SMITH INCORPORATED
SALOMON SMITH BARNEY INC.
BANC ONE CAPITAL MARKETS, INC.
BANC OF AMERICA SECURITIES LLC
UBS WARBURG, LLC
c/o Chase Securities Inc.
270 Park Avenue
New York, New York  10017


By:      CHASE SECURITIES INC., on
         behalf of itself and the several Initial Purchasers
         listed in Schedule II hereto


By:  /s/ Rob Nordlinger
    ----------------------------------------------------------
      Name:   Rob Nordlinger
      Title:  Vice President

                                   SCHEDULE I

Initial Purchasers:                                          Credit Suisse First Boston Corporation
                                                             Chase Securities Inc.
                                                             Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                                             Salomon Smith Barney Inc.
                                                             Banc of America Securities LLC
                                                             Banc One Capital Markets, Inc.
                                                             UBS Warburg LLC

Purchase Agreement dated:                                    March 12, 2001

Title of Securities:                                         7.375% Notes due 2011 (the "Notes")

Aggregate principal amount:                                  $200,000,000

Purchase Price:                                              99.695%  of  the  principal  amount  of the  Notes,  plus
                                                             accrued interest, if any, from March 19, 2001
Initial                                                      Purchasers'
                                                             Discount 0.65% of
                                                             the principal
                                                             amount of the
                                                             Notes, plus accrued
                                                             interest, if any,
                                                             from March 19, 2001

Indenture:                                                   Indenture  dated  as of May  13,  1997  and  Supplemental
                                                             Indenture  No. 6  thereto  to be  dated  as of March  19,
                                                             2001,  both  between the  Operating  Partnership  and the
                                                             Trustee

Maturity:                                                    March 15, 2011

Interest Rate:                                               7.375%

Interest Payment Dates:                                      March 15 and September 15, commencing September 15, 2001

Redemption:                                                  None

Sinking Fund Provisions:                                     None

Other Significant Provisions:                                As set forth in the Offering Memorandum

Ratings:                                                     Standard & Poor's:  "BBB"
                                                             Fitch Investor Service, L.P.:  "BBB+"
                                                             Moody's Investors Service:  "Baa2"
                                                             Duff & Phelps:  "BBB"

Closing Date and Time of Delivery:                           The  Closing  will be held at 9:00  A.M.  (New  York City
                                                             time) on  March  19,  2001,  with  the  Securities  being
                                                             delivered  through  the  book-entry   facilities  of  The
                                                             Depository  Trust Company  ("DTC") and made available for
                                                             checking  by DTC and the  Trustee at



                                       I-1

least 24 hours prior
                                                             to the Closing Date

Closing Location:                                            Clifford Chance Rogers & Wells LLP
                                                             200 Park Avenue
                                                             New York, NY 10166


                                                                     SCHEDULE II


                                                                               Principal Amount of Securities
                         Initial Purchasers                                            to be Purchased

Credit Suisse First Boston Corporation                                                     $  70,000,000
Chase Securities Inc.                                                                      $  70,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated                                         $  15,000,000
Salomon Smith Barney Inc.                                                                  $  15,000,000
Banc of America Securities LLC                                                             $  10,000,000
Banc One Capital Markets, Inc.                                                             $  10,000,000
UBS Warburg LLC                                                                            $  10,000,000
                                                                                           -------------
Total                                                                                       $200,000,000
                                                                                           =============

                                                                    SCHEDULE III


             JURISDICTIONS OF FOREIGN QUALIFICATION OF THE COMPANY, THE CORPORATE SUBSIDIARIES AND THE PARTNERSHIP SUBSIDIARIES


ENTITY:                                              JURISDICTION
------                                               ------------
First Industrial, L.P.                               Georgia*
                                                     Illinois*
                                                     Indiana*
                                                     Iowa
                                                     Michigan
                                                     Minnesota*
                                                     Missouri
                                                     New Jersey*
                                                     New York*
                                                     Ohio
                                                     Pennsylvania
                                                     Tennessee
                                                     Wisconsin

First Industrial Realty Trust, Inc.                  Georgia*
                                                     Illinois*
                                                     Indiana*
                                                     Michigan*
                                                     Minnesota*
                                                     New Jersey*
                                                     New York*
                                                     Ohio

First Industrial Securities, L.P.                    Illinois
                                                     Michigan
                                                     Minnesota
                                                     Pennsylvania

First Industrial Securities Corporation              Illinois*
                                                     Michigan*

First Industrial Pennsylvania Partnership, L.P.      Pennsylvania

First Industrial Pennsylvania Corporation            Pennsylvania

First Industrial Financing Partnership, L.P.         Georgia
                                                     Illinois
                                                     Iowa
                                                     Michigan
                                                     Minnesota
                                                     Missouri
                                                     New Hampshire
                                                     Pennsylvania
                                                     Tennessee
                                                     Texas
                                                     Wisconsin

First Industrial Finance Corporation                 Georgia*
                                                     Illinois*
                                                     Michigan*
                                                     Wisconsin

First Industrial Mortgage Partnership, L.P.          Georgia
                                                     Illinois
                                                     Michigan
                                                     Minnesota
                                                     Missouri
                                                     Tennessee

FR Development Services, Inc                         Arizona
                                                     California
                                                     Colorado
                                                     Florida
                                                     Indiana
                                                     New York


                                     III-2
--------

* Denotes jurisdictions on which counsel is opining.